UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2016 (September 6, 2016)

ACELITY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	333-184233-14	98-1022387
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12930 West Interstate 10 San Antonio, Texas 78249
(Address of principal executive offices)

Registrant's telephone number, including area code: (210) 524-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 6, 2016, Acelity L.P. Inc. (“Acelity”) issued a press release to announce that its wholly-owned subsidiaries, Kinetic Concepts, Inc. (“KCI”) and KCI USA, Inc. (together with KCI, the “Issuers”) intends, subject to market and other conditions, to offer $1,750.0 million in aggregate principal amount of second lien senior secured notes due 2021 (the “Notes”) in a private offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The Issuers intend to use the gross proceeds from the Notes offering, together with proceeds of a $100.0 million equity contribution by Acelity's sponsors (the “Equity Contribution”) and cash on hand (including borrowings under the Issuers’ revolving credit facility), to redeem $1,750.0 million in aggregate principal amount of their outstanding 10.5% Second Lien Senior Secured Notes due 2018 and to pay the fees and expenses related to such offering, redemption, the Equity Contribution and other financing transactions. The consummation of the Notes offering is conditioned upon the substantially concurrent consummation of the Equity Contribution.
On September 6, 2016, Acelity also issued a press release announcing that the Issuers commenced a private offer to exchange a portion of their 12.5% Senior Notes due 2019 (the “Existing Unsecured Notes”) for up to $450.0 million aggregate principal amount of their new 12.5% Limited Third Lien Senior Secured Notes due 2021 and a solicitation of consents from holders of Existing Unsecured Notes to certain proposed amendments to the indenture governing the Existing Unsecured Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements
Certain statements included in this Form 8-K (including the exhibits hereto) may be considered “forward-looking statements”, which are based on information available to Acelity on the date of this release. Words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative versions of these words and or similar terms and phrases are used to identify these forward looking statements. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties. Acelity cannot assure you that future developments affecting Acelity will be those that have been anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market regulatory and other factors, many of which are beyond Acelity’s control, as well as other risks described from time to time under “Risk Factors” in Acelity’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Any forward-looking statement speaks only as of the date of this Form 8-K. Factors or events that could cause Acelity’s actual results to differ may emerge from time to time, and it is not possible to predict all of them. Acelity may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. Acelity’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions Acelity may make. Acelity undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Launch press release, dated September 6, 2016
99.2	Commencement press release, dated September 6, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELITY L.P. INC. (REGISTRANT)

Date: September 9, 2016	By:	/s/ John T. Bibb
	Name:	John T. Bibb
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
99.1	Launch press release, dated September 6, 2016
99.2	Commencement press release, dated September 6, 2016